SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

----------------

FORM 8-K

----------------

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 9, 2005

EFFECTIVE PROFITABLE SOFTWARE, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

FLORIDA	000-28223	65-0510294
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

1 Innwood Circle, Suite 209

Little Rock, Arkansas 72211

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(501) 223-3310

(ISSUER TELEPHONE NUMBER)

(FORMER NAME AND ADDRESS)

=====================================================================

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(1)	Previous Independent Auditors:

(i) On September 9, 2005, Gately & Associates, LLC ("Gately") was dismissed as the independent auditor for the Company and on October 14, 2005 was replaced by Webb & Company, P.A.("Webb") as our principal independent auditors. This decision to engage Webb was ratified by the majority approval of our Board of Directors.

(ii) Gately’s report on the financial statements for the year ended October 31, 2004 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles but included an explanatory paragraph reflecting an uncertainty because we had yet to generate any revenue, and our shareholders funded any shortfalls in our cash flow on a day to day basis. These factors raise substantial doubt about our ability to continue as a going concern.

(iii) Our Board of Directors participated in and approved the decision to change independent accountants. During the three most recent fiscal years and interim periods subsequent to October 31, 2004, including its review of financial statements of the quarter ending January 31, 2005, there have been no disagreements with Gately on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Gately would have caused them to make reference thereto in their report on the financial statements.

(iv) During the most recent review periods, the interim period subsequent to January 31, 2005 and through September 9, 2005, there have been no reportable events with us as set forth in Item 304(a)(i)(v) of Regulation S-K.

(v) We requested that Gately furnish us with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed as an Exhibit to this Form 8-K.

(2)	New Independent Accountants:

(i) We engaged, Webb and Company, P.A., as our new independent auditors as of October 14, 2005. Prior to such date, we, did not consult with Webb & Company, P.A. regarding (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by Webb & Company, P.A. or (iii) any other matter that was the subject of a disagreement between us and our former auditor as described in Item 304(a)(1)(iv) of Regulation S-B.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None

(b)	Exhibits

NUMBER	EXHIBIT

16.1	Letter from Gately & Associates, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Effective Profitable Software, Inc.

By:	/s/ Gary Moore
GARY MOORE
President and CEO

Dated: October 21, 2005